UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 25, 2022

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 25, 2022, Rogers Corporation, a Massachusetts corporation (“Rogers” or the “Company”), held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of November 1, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, DuPont de Nemours, Inc., a Delaware corporation (“DuPont”), and Cardinalis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DuPont (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Rogers (the “Merger”), with Rogers surviving the Merger as a wholly owned subsidiary of DuPont.

As of December 15, 2021, the record date for the Special Meeting, there were 18,730,099 shares of Company capital stock outstanding and entitled to vote at the special meeting. At the Special Meeting, a total of 15,443,032 shares of capital stock, representing approximately 82% of the outstanding shares issued and entitled to vote, were present in person (including virtually) or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1) the proposal to approve the Merger Agreement;

(2) the proposal to approve, on a non-binding advisory basis, the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the Merger; and

(3) the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

The first and third proposals were approved by the requisite vote of the Company’s shareholders. The second non-binding, advisory proposal was not approved by the requisite vote of the Company’s shareholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 16, 2021.

1.Proposal to approve the Merger Agreement:

For	Against	Abstain

15,425,533	4,622	12,887

2.Proposal to approve, on a non-binding advisory basis, the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the Merger:

For	Against	Abstain

2,814,239	12,586,868	41,935

3.Proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement:

For	Against	Abstain

14,442,475	979,280	21,287

No other proposals were submitted to a vote of Rogers’ shareholders at the Special Meeting.

Item 8.01. Other Events.

On January 25, 2022, Rogers issued a press release announcing the preliminary results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 25, 2022
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: January 25, 2022	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development, General Counsel and Corporate Secretary